UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2008

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway
Houston, Texas	77077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 28, 2008, the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) approved the amendments to the deferred compensation arrangements between the Company and its officers and directors described below to address Section 409A of the Internal Revenue Code of 1986, as amended, and the related guidance and certain other matters. These amendments primarily modify the manner in which certain types of benefits are provided in order to comply with Section 409A. Where applicable, the amendments require that payments due to a “specified employee” (as such term is defined under Section 409A) upon separation from service must be delayed until the earlier of death or the expiration of a period of six months. In addition, the amendments require the use of a definition of “Change in Control” that complies with the requirements of Section 409A.

The Company amended and restated the Cabot Oil & Gas Corporation Deferred Compensation Plan to conform the distribution of benefits with the requirements of Section 409A. These amendments redefined “Retirement.” For current plan participants, “Retirement” will be the attainment of age 55 with 10 years of service. Each new participant will be assigned a retirement date, which will be either (i) the attainment of age 55 with 10 years of service or (ii) the attainment of age 65 with 5 years of service.

The Company also amended and restated the Supplemental Employee Retirement Agreement to specify the time and form of payment of spousal death benefits, and to require an immediate lump-sum payment upon the occurrence of a Change in Control.

The Company amended its Change in Control Agreements with certain officers. The amendments clarify both certain tax protection provisions with respect to gross-up payments and provisions with respect to the reimbursement of medical expenses. The amended Change in Control Agreements also provide for the immediate vesting of all equity-based incentive awards and clarify that the payment of any such awards must be consistent with the terms of the applicable equity-based award agreement.

The Company also amended the employment agreement of Dan O. Dinges, its Chairman, President and Chief Executive Officer, to require that payments be made in a form and at a time consistent with Section 409A and to clarify that, in the event of a Change in Control, Mr. Dinges will receive the more generous of the benefits provided under his employment agreement or the Change in Control Agreement, as specified on a benefit-by-benefit basis.

The Company amended the Cabot Oil & Gas Corporation 2004 Incentive Plan to incorporate certain provisions designed to confirm the Company’s intent that the awards made under the 2004 Incentive Plan comply with or qualify as exempt from Section 409A, as applicable. The agreements applicable to the award of Non-Employee Director Restricted Stock Units, Hybrid Performance Shares and TSR Performance Shares were amended to provide for payment in a form and at a time consistent with Section 409A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Henry C. Smyth
Henry C. Smyth Vice President, Controller and Treasurer

Date: November 3, 2008

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